Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282432
Prospectus Supplement
(to Prospectus dated October 1, 2024)
8,000,000 Shares
F&G Annuities & Life, Inc.
Common Stock
We are offering 8,000,000 shares of our common stock, par value $0.001 per share, to be sold in this offering.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “FG.” On March 18, 2025, the last reported sale price of our common stock on the NYSE was $41.84 per share.
Fidelity National Financial, Inc. (“FNF”) has agreed to purchase 4,500,000 shares of common stock being offered hereby at the same price per share paid by the underwriters. Assuming FNF purchases such shares, immediately following this offering, FNF will beneficially own 110,942,551 shares, or approximately 82%, of our outstanding common stock (or approximately 82%, if the underwriters fully exercise their option to purchase additional shares). The underwriters will not be entitled to any underwriting discounts or other compensation in respect of the shares of common stock purchased by FNF in this offering.
The underwriters may offer shares of our common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference herein.

	Per Share	Total
Public offering price(1)	$35.00	$273,700,000.00
Underwriting discount(2)	$1.40	$4,900,000.00
Proceeds to F&G Annuities & Life, Inc. before expenses	$33.60	$268,800,000.00
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(1)The total public offering price reflects the sale of (i) 3,500,000 shares of common stock to the public at the per share price of $35.00 (aggregating to a total price of $122.5 million in respect of such shares to be sold to the public) and (ii) 4,500,000 shares of common stock to FNF at the per share price of $33.60 (aggregating to a total price of $151.2 million in respect of such shares to be purchased by FNF). FNF will pay the same price per share as the underwriters in respect of the 4,500,000 shares of common stock being purchased by FNF.
(2)The underwriters will not be entitled to any underwriting discounts or other compensation in respect of the 4,500,000 shares of common stock being sold to FNF. See “Underwriting” for additional information regarding underwriter compensation.
We have granted the underwriters an option to purchase up to an additional 1,200,000 shares of common stock at a price per share equal to the public offering price per share, less the underwriting discount per share, exercisable within 30 days from the date of this prospectus supplement. If the underwriters exercise this option to purchase additional shares in full, the total public offering price, the total underwriting discount and the total aggregate proceeds to us, before expenses, will be approximately $315.7 million , $6.6 million and $ 309.1 million, respectively.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of common stock through the book-entry facilities of the Depository Trust Company on or about March 24, 2025.
Joint Book-Running Managers

BofA Securities	J.P. Morgan
Co-Managers

Piper Sandler	Raymond James	RBC Capital Markets
The date of this prospectus supplement is March 20, 2025.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains the specific terms of this offering. The second part, the accompanying prospectus dated October 1, 2024, which is part of our Registration Statement on Form S-3 (the “registration statement”), gives more general information, some of which may not apply to this offering. Under the registration statement, we may, from time to time, sell securities, including the common stock being offered by this prospectus supplement.
This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying prospectus. If there is any inconsistency between the information contained or incorporated by reference in this prospectus supplement and the information contained or incorporated by reference in the accompanying prospectus, the information contained or incorporated by reference in this prospectus supplement will apply and will supersede any such information contained or incorporated by reference in the accompanying prospectus.
In making your investment decision, it is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us and our subsidiaries that is not included in or delivered with these documents. This information is available without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request. See “Incorporation by Reference.”
The terms “F&G,” the “Company,” “we,” “our” and “us,” as used in this prospectus supplement, refer to F&G Annuities & Life, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires, and all references to the “Issuer” are only to F&G Annuities & Life, Inc.
We and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you.
Neither we nor the underwriters are offering to sell the common stock in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompany prospectus or any free writing prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than their respective dates or on other dates that are specified in those documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
For investors outside the United States: neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.
Any defined term used in this prospectus supplement and not defined herein shall have the meaning attributed to such term in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025 and our Form 10-K/A filed with the SEC on April 26, 2024 (collectively, the “Annual Report”).

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” into this prospectus supplement the information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information that we incorporate by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents:
(a)our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025;
(b)Items 10, 11, 12, 13 and 14 of Part III of our Form 10-K/A filed with the SEC on April 26, 2024;
(c)our Current Reports on Form 8-K filed with the SEC on, January 7, 2025, January 13, 2025 and February 25, 2025; and
(d)the description of our common stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024.
We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Reports on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.
Any statement made in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to Investor Relations, F&G Annuities & Life, Inc., 801 Grand Avenue, Suite 2600, Des Moines, Iowa 50309, Telephone: (515) 330-3307, Email: investor.relations@fglife.com.
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at https://www.fglife.com. The information on our website is not part of this prospectus supplement.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents incorporated by reference herein, contains information that includes or is based upon “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to enhance the reader’s ability to assess our future financial and business performance.
Some of the forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. However, not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not related to present facts or current conditions or that are not historical facts. They appear in a number of places throughout this prospectus supplement and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our consolidated results of operations, financial condition, liquidity, prospects and growth strategies and the industries in which we operate and including, without limitation, statements relating to our future performance.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which are beyond our control. We caution you that forward-looking statements are not guarantees of future performance and that our actual consolidated results of operations, financial condition and liquidity, and industry developments may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus supplement. In addition, even if our consolidated results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained or incorporated by reference in this prospectus supplement, those results or developments may not be indicative of results or developments in subsequent periods. These forward-looking statements speak only as of the date of this prospectus supplement. We disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise. A number of important factors could cause actual results to differ materially from those contained in or implied by the forward-looking statements, including the risks and uncertainties discussed in the “Risk Factors” section beginning on page S-10 of this prospectus supplement and the “Risk Factors” and “Statement Regarding Forward-Looking Information” sections in the Annual Report and in any other documents that are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” in the accompanying prospectus and “Incorporation by Reference” for information about how to obtain copies of those documents.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors,” along with the financial data and related notes and the other documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus.
Our Company
Founded in 1959, F&G is a leading provider of insurance solutions serving retail annuity and life customers as well as institutional clients. Our mission is to help people turn their aspirations into reality. As of December 31, 2024, F&G has approximately 731,000 policyholders who count on the safety and protection of our fixed annuity and life insurance products. We also serve approximately 115,000 plan participants who will receive their pension payments from F&G through our pension risk transfer solutions.
Through our insurance subsidiaries, including Fidelity & Guaranty Life Insurance Company (“FGL Insurance”) and Fidelity & Guaranty Life Insurance Company of New York, we market a broad portfolio of annuities, including fixed indexed annuities, registered index-linked annuities, multi-year guarantee annuities, as well as pension risk transfer solutions, indexed universal life insurance and institutional funding agreements.
Corporate Information
Our principal executive office is located at 801 Grand Avenue, Suite 2600, Des Moines, Iowa 50309, and our telephone number is (515) 330-3340.
Trademarks, Service Marks and Copyrights
We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. Other trademarks, service marks and trade names appearing in this prospectus supplement, and the information incorporated by reference herein, are the property of their respective owners. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to or incorporated by reference in this prospectus supplement are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

SUMMARY OF THE OFFERING
The following summary contains basic information about this offering and is not intended to be complete. It does not contain all the information that is important to you. You should read carefully this entire prospectus supplement, the accompanying prospectus and the other documents that we incorporate by reference herein.

Issuer	F&G Annuities & Life, Inc.

Common stock offered	8,000,000 shares.

Underwriters’ option to purchase additional shares	We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,200,000 additional shares of common stock from us.

Common stock to be outstanding immediately after this offering	134,773,653 shares (or 135,973,653 shares if the underwriters fully exercise their option to purchase additional shares).

FNF Participation
FNF has agreed to purchase 4,500,000 shares of common stock being offered hereby at the same price per share paid by the underwriters. The underwriters will not be entitled to any underwriting discounts or other compensation in respect of the shares of common stock purchased by FNF in this offering.

Common stock beneficially owned by FNF immediately after this offering
In the event the shares described immediately above under “FNF Participation” are purchased by FNF, immediately following this offering, FNF will beneficially own 110,942,551 shares, or approximately 82% of our outstanding common stock (or approximately 82%, if the underwriters fully exercise their option to purchase additional shares).

Listing	Our common stock is listed on the NYSE under the symbol “FG”.

Use of proceeds
We estimate that the net proceeds from this offering will be approximately $268.1 million (or approximately $ 308.4 million if the underwriters fully exercise their option to purchase additional shares), after deducting the underwriting discount and estimated offering expenses payable by us. We anticipate using the net proceeds from this offering for general corporate purposes, including the support of organic growth opportunities. See “Use of Proceeds.”

Risk factors
Investing in our common stock involves risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement, the sections of the Annual Report captioned “Risk Factors” and “Statement Regarding Forward Looking Information” and all other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein for a discussion of factors that should be considered before investing in our common stock.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of common stock and is based on 126,773,653 shares of common stock outstanding as of January 31, 2025.
Non-GAAP Financial Measures
In addition to our results presented in accordance with the accounting principles generally accepted in the United States (“GAAP”), our results of operations include certain non-GAAP financial measures commonly used in our industry. These measures should be considered supplementary to our results in accordance with GAAP and should not be viewed as a substitute for the GAAP measures. In addition, we present further calculations based on these non-GAAP financial measures such as total F&G equity attributable to common shareholders, excluding other comprehensive income (loss) (“AOCI”), book value per common share, excluding AOCI, adjusted net earnings (“ANE”) attributable to common shareholders, return on average F&G equity attributable to common shareholders, excluding AOCI, adjusted return on average F&G equity attributable to common shareholders, excluding AOCI, adjusted return on assets, adjusted return on assets attributable to common shareholders and adjusted weighted-average diluted shares outstanding. See the section of the Annual Report captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” incorporated by reference in this prospectus supplement for further discussions regarding non-GAAP financial measures, including management’s reasons for presenting the non-GAAP financial measures.
Set forth below are definitions of certain non-GAAP financial measures used by management but not included in the Annual Report, as well as a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
Total F&G Equity attributable to common shareholders, excluding AOCI and Book Value per Common Share, excluding AOCI
Book value per common share, excluding AOCI is calculated as total F&G equity attributable to common shareholders, excluding AOCI divided by the total number of shares of common stock outstanding. Management considers this to be a useful measure internally and for investors and analysts to assess the capital position of the Issuer.

	As of December 31,
(Dollars in millions, except per share data)	2024	2023	2022
Reconciliation of Total F&G Equity Attributable to Common Shareholders to Total F&G Equity Attributable to Common Shareholders, excluding AOCI, and Book Value per Common Share to Book Value per Common Share, excluding AOCI

Total F&G shareholders’ equity	$3,951	$3,103	$2,405
Less: preferred stock	250	—	—
Total F&G equity attributable to common shareholders	3,701	3,103	2,405
Less: AOCI	(1,923)	(1,990)	(2,818)
Total F&G equity attributable to common shareholders, excluding AOCI	$5,624	$5,093	$5,223
Total number of shares of common stock outstanding (in millions)	127	126	126
Book value per common share	$29.14	$24.63	$19.09
Book value per common share, excluding AOCI	$44.28	$40.42	$41.45
Return on Average F&G Equity Attributable to Common Shareholders, excluding AOCI & Adjusted Return on Average F&G Equity Attributable to Common Shareholders, excluding AOCI
Return on average F&G equity attributable to common shareholders, excluding AOCI is calculated by dividing the rolling four quarters net earnings attributable to common shareholders, by total average F&G equity attributable to common shareholders, excluding AOCI. Average F&G equity attributable to common shareholders, excluding AOCI for the 12-month rolling period is the average of 5 points throughout the period. Since AOCI fluctuates from quarter to quarter due to unrealized changes in the fair value of available for sale investments, changes in instrument-specific credit risk for market risk benefits and discount rate assumption changes for the future policy benefits, management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Issuer that is available to common shareholders.

	Year ended December 31,
(Dollars in millions)	2024	2023	2022
Reconciliation of Return on Average F&G Equity Attributable to Common Shareholders to Adjusted Return on Average F&G Equity Attributable to Common Shareholders, excluding AOCI
Net earnings attributable to common shareholders - rolling four quarters	$622	$(58)	$635
Aggregate adjustments to arrive at ANE attributable to common shareholders	(76)	393	(282)
ANE attributable to common shareholders - rolling four quarters	546	335	353
Average F&G equity attributable to common shareholders - 5 point average	3,520	2,577	3,340
Less: Average AOCI - 5 point average	(1,796)	(2,601)	(1,564)
Average F&G equity attributable to common shareholders, excluding AOCI - 5 point average	$5,316	$5,178	$4,904
Return on average F&G equity attributable to common shareholders	17.7%	(2.3)%	19.0%
Adjusted return on average F&G equity attributable to common shareholders, excluding AOCI	10.3%	6.5%	7.2%
Adjusted Return on Assets and Adjusted Return on Assets Attributable to Common Shareholders
Adjusted return on assets attributable to common shareholders is calculated by dividing year-to-date annualized ANE attributable to common shareholders by year-to-date average assets under management (“AAUM”). Return on assets is comprised of net investment income, less cost of funds, flow reinsurance fee income, owned distribution margin and less expenses (including operating expenses, interest expense and income taxes) consistent with our ANE definition and related adjustments. Cost of funds includes liability costs related to cost of crediting as well as other liability costs. Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing financial performance and profitability earned on AAUM.

	Year ended December 31,
	2024(1)	2023(1)	2022
Reconciliation of Portfolio Earned Yield to Adjusted Return on Assets and Adjusted Return on Assets Attributable to Common Shareholders
Interest and investment income	5.27%	4.80%	4.13%
Aggregate adjustments to arrive at adjusted interest and investment income	(0.15)%	(0.05)%	—%
Adjusted interest and investment income	5.12%	4.75%	4.13%
Cost of funds	(3.03)%	(2.92)%	(2.37)%
Product margin	2.09%	1.83%	1.76%
Flow reinsurance fee income	0.15%	0.13%	—%
Owned distribution margin	0.09%	0.02%	—%
Expenses (operating, interest and taxes)	(1.24)%	(1.25)%	(0.88)%
Adjusted return on assets	1.09%	0.73%	0.88%
Less: Preferred stock dividend	0.03%	—%	—%
Adjusted return on assets attributable to common shareholders	1.06%	0.73%	0.88%

__________________
(1)2024 and 2023 reflect the Company’s updated presentation to disclose separate line items for (i) flow reinsurance fee income (previously presented in cost of funds) and (ii) owned distribution margin (including owned distribution dividend income previously presented in interest and investment income).
Adjusted Weighted Average Diluted Shares Outstanding
Adjusted weighted average diluted shares outstanding is the same as weighted average diluted shares outstanding except for periods in which our preferred stocks are calculated to be dilutive to either net earnings attributable to common shareholders or adjusted net earnings attributable to common shareholders, but not both, or there is a net earnings loss attributable to common shareholders on a GAAP basis, but positive adjusted net earnings attributable to common shareholders using the non-GAAP measure. The above exceptions are made to include relevant diluted shares when dilution occurs and exclude relevant diluted shares when dilution does not occur for adjusted net earnings attributable to common shareholders. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders.

	Year ended December 31,
	2024	2023
Reconciliation of Weighted-Average Diluted Shares Outstanding to Adjusted Weighted-Average Diluted Shares Outstanding
Weighted-average diluted shares outstanding (in millions)	131	124
Aggregate adjustments to arrive at adjusted weighted-average diluted shares outstanding	—	1
Adjusted weighted-average diluted shares outstanding (in millions)	131	125
ANE per Common Share, Diluted
ANE per common share, diluted is calculated as ANE divided by the weighted-average diluted shares outstanding. Management considers this non-GAAP financial measure to be useful internally and for investors and analysts to assess the level of return driven by the Company that is available to common shareholders.

	Year ended December 31,
(Dollars in millions, except per share data)	2024	2023	2022
Reconciliation of ANE to ANE per Common Share, Diluted
ANE	$563	$335	$353
Weighted-average diluted shares outstanding (in millions)	131	125	115
ANE per common share, diluted	$4.30	$2.68	$3.07

Total Debt-to-Capitalization, excluding AOCI
Total debt-to-capitalization ratio, excluding AOCI is computed by dividing the total aggregate principal amount of debt by total capitalization (total debt plus total equity, excluding AOCI). Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing its capital position.

	As of December 31,
(Dollars in millions)	2024	2023
Reconciliation of Total Debt-to-Capitalization Ratio to Debt-to-Capitalization Ratio, Excluding AOCI
Total debt-to-capitalization ratio(1)	35.0%	36.2%
Total capitalization (total debt + total equity)	$6,271	$4,863
Total debt (aggregate principal amount)	2,195	1,760
Total equity, excluding AOCI	5,999	5,093
Total capitalization, excluding AOCI	$8,194	$6,853
Total debt-to-capitalization ratio, excluding AOCI	26.8%	25.7%
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(1)Total debt-to-capitalization ratio is computed by dividing total aggregate principal amount of debt by total capitalization (which is defined as total debt plus total equity).

RISK FACTORS
Before you invest in our common stock, you should know that making such an investment involves significant risks, including the risks described below. You should carefully consider the following information about these risks, together with the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein. In particular, you should carefully consider the “Risk Factors” and other information contained in the Annual Report, which is incorporated by reference into this prospectus supplement, before purchasing our common stock offered pursuant to this prospectus supplement. The risks that we have highlighted here or in the information incorporated by reference herein are not the only ones that we face. Additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the risks actually occurs, our business, financial condition or results of operations could be negatively affected, which in turn could adversely affect the trading price of our common stock, and you could lose all or part of your investment.
Risk Factors Related to this Offering and Ownership of Our Common Stock
Our stock price may fluctuate significantly.
Many factors could cause the market price of our common stock to rise and fall, including the following:
•our business profile and market capitalization may not fit the investment objectives of current shareholders, causing a shift in our investor base, and our common stock may not be included in some indices causing certain holders to sell their common stock;
•our announcements or our competitors’ announcements regarding new products or services, significant contracts, acquisitions or strategic investments;
•fluctuations in our quarterly or annual financial results or the quarterly or annual financial results of companies perceived to be similar to us;
•any future issuance by us of senior or subordinated debt securities or preferred stock or other equity securities that rank senior to our common stock;
•the failure of securities analysts to cover our common stock;
•actual or anticipated fluctuations in our operating results;
•changes in earnings estimates or recommendations by securities analysts or our ability to meet those estimates;
•the operating and stock price performance of other comparable companies;
•investors’ general perception of us and our industry;
•changes to the regulatory and legal environment under which we operate;
•changes in general economic and market conditions;
•changes in industry conditions;
•changes in regulatory and other dynamics; and
•the other factors described in this “Risk Factors” section and in the Annual Report.
In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if successfully defended, could be costly to defend and a distraction to management.

If we are unable to implement and maintain the effectiveness of our internal control over financial reporting, our investors may lose confidence in the accuracy and completeness of our financial reports, which could adversely affect our stock price.
Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules adopted by the SEC and the Public Company Accounting Oversight Board, our management is required to report on the effectiveness of our internal control over financial reporting. We may encounter problems or delays in completing the implementation of any changes necessary to our internal control over financial reporting to conclude such controls are effective. If we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investor confidence and our stock price could decline.
Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of NYSE rules, and result in a breach of the covenants under our financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we were to report a material weakness in our internal controls over financial reporting. This could materially adversely affect the price of our common stock.
Substantial sales of our common stock may occur which could cause our stock price to be volatile and to decline.
Any sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline. These sales also could impede our ability to raise future capital. We cannot predict the size of future sales of shares of our common stock in the open market following this offering or the effect, if any, that such future sales, or the perception that such sales may occur, would have on the market price of our common stock. We are also unable to predict whether a sufficient number of buyers would be in the market at that time.
We cannot guarantee the timing, amount or payment of dividends on our common stock in the future.
We expect to pay regular quarterly dividends on our common stock in the future. However, there can be no assurance we will be able to pay such dividends. The payment and amount of any future dividend will be subject to the sole discretion of our board of directors and will depend upon many factors, including our financial condition and prospects, our capital requirements and access to capital markets, covenants associated with certain of our debt obligations, legal requirements and other factors that our board of directors may deem relevant, and there can be no assurance that we will continue to pay a dividend in the future.
Your percentage of ownership in F&G may be diluted in the future.
In the future, your percentage ownership in us may be diluted because of equity issuances for acquisitions, capital market transactions or otherwise, including equity awards that we may be granting to our directors, officers and employees. Such awards may have a dilutive effect on our earnings per share, which could adversely affect the market price of our common stock. From time to time, we will issue additional options or other stock-based awards to our employees under our employee benefits plans.
In addition, our amended and restated certificate of incorporation authorizes us to issue, without the approval of our shareholders, one or more classes or series of preferred stock having such designation, powers, preferences and relative, participating, optional and other special rights, including preferences over our common stock respecting dividends and distributions, as our Board generally may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, we could grant the holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we could assign to holders of preferred stock could affect the residual value of the common stock.

Our credit agreement may restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.
Our Amended and Restated Credit Agreement, dated as of February 16, 2024, among F&G, the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (the “Credit Agreement”) imposes significant operating and financial restrictions and limits our ability and the ability of our subsidiaries to:
•incur additional indebtedness and make guarantees;
•incur liens on assets;
•engage in mergers or consolidations or fundamental changes;
•sell or dispose of assets;
•pay dividends and distributions or repurchase capital stock;
•make investments, loans and advances, including acquisitions;
•enter into certain transactions with affiliates;
•enter into certain agreements that would restrict the ability of subsidiaries to make payments to us;
•change the nature of the business, accounting policies or reporting practices affecting the calculation of the financial covenants; and
•cause FGL Insurance to cease to be our direct or indirect subsidiary.
As a result of these covenants and restrictions, we are and will be limited in how we conduct our business, and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. In addition, we will be required to maintain specified financial ratios and satisfy other financial condition tests. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders or amend the covenants.
Our failure to comply with the restrictive covenants described above as well as others contained in our future debt instruments from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms, our results of operations and financial condition could be adversely affected.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $268.1 million (or approximately $308.4 million if the underwriters fully exercise their option to purchase additional shares), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds for general corporate purposes, including the support of organic growth opportunities.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock by Non-U.S. Holders (as defined below) who acquire such shares in this offering and hold our common stock as a capital asset (generally, property held for investment).
This summary does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, banks and other financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, retirement plans, mutual funds, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal tax purposes, controlled foreign corporations, passive foreign investment companies, certain former citizens or former long-term residents of the United States, holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction, and holders who own or have owned (directly, indirectly or constructively) 5% or more of our common stock (by vote or value)). In addition, this discussion does not address U.S. federal estate and gift tax considerations, alternative minimum tax considerations, the Medicare tax or the effect of any state, local or non-U.S. tax law. Accordingly, prospective investors should consult their own tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations (including any U.S. federal estate or gift tax considerations) of owning and disposing of shares of our common stock.
This summary is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative rulings and interpretations and court decisions in effect as of the date hereof, all of which are subject to change or differing interpretation at any time, possibly with retroactive effect. There can be no assurance that the IRS will not assert, or that a court will not sustain, a contrary position with respect to the U.S. federal income tax considerations described herein.
For purposes of this discussion, the term ‘‘Non-U.S. Holder’’ means a beneficial owner of our common stock that is not any of the following:
•a citizen or individual resident of the United States;
•a corporation, or other entity taxable as a corporation for U.S. federal tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;
•a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes; or
•an entity or arrangement treated as a partnership for U.S. federal tax purposes.
If an entity or arrangement treated as a partnership for U.S. federal tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal tax purposes are treated as a partner in a partnership holding shares of our common stock should consult their own tax advisors.
Prospective holders of our common stock should consult their own tax advisors regarding the tax consequences to them (including the application and effect of any state, local, non-U.S. income and other tax laws) relating to the ownership and disposition of our common stock.
Distributions on Our Common Stock
In general, any distributions we make to a Non-U.S. Holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty provided the Non-U.S. Holder satisfies applicable certification and eligibility requirements), unless the dividends are effectively connected with a trade or business carried on by the Non-U.S. Holder within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment of the Non-U.S. Holder within the United States). A distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the Non-U.S. Holder’s shares of our common stock and, to the extent such distribution exceeds the adjusted basis in the Non-U.S. Holder’s shares of our common stock, as gain from the sale or exchange of such shares.
Dividends effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a U.S. permanent establishment) of a Non-U.S. Holder generally will not be subject to U.S. withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the Non-U.S. Holder were a resident of the United States and, in the case of corporate Non-U.S. Holders, may also be subject to an additional branch profits tax. The foregoing discussion is subject to the discussion below under ‘‘— Foreign Account Tax Compliance Act.’’
Sale or Other Disposition of Our Common Stock
In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized upon the sale or other disposition of our common stock, unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if an applicable income tax treaty so requires, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. persons and, in the case of corporate Non-U.S. Holders, may also be subject to an additional branch profits tax;
•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met, in which case the gain will generally be subject to U.S. federal income tax at a flat 30% rate, or such lower rate as may be specified by an applicable income tax treaty, and may be offset by U.S. source capital losses of the Non.-U.S. Holder if certain requirements are satisfied; or
•we are or have been a “United States real property holding corporation” (a “USRPHC”), as defined in the Code, at any time within the shorter of the five-year period ending on the date of the disposition and the Non-U.S. Holder’s holding period and certain other conditions are satisfied. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Although there can be no assurances in this regard, we believe that we are not currently, and we do not anticipate becoming, a USRPHC. Even if we are or were to become a USRPHC, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the disposition and (ii) the Non-U.S. Holder’s holding period and (2) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market. There can be no assurance that we are not or will not become a USRPHC or that our common stock will qualify as regularly traded on an established securities market.
Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the ownership and disposition of the common stock and the effects of any applicable income tax treaties

Foreign Account Tax Compliance Act
Provisions commonly referred to as Foreign Account Tax Compliance Act, or ‘‘FATCA’’ impose withholding (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of dividends (including constructive dividends) on our common stock to certain foreign financial institutions (which is broadly defined for this purpose and in general includes investment vehicles) and certain non-financial foreign entities unless (i) in the case of a foreign financial institution, such institution enters into, and complies with, an agreement with the U.S. government to withhold on certain payments, and to collect and provide, on an annual basis, to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies to the withholding agent that it does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules or, if required under an intergovernmental agreement between the United States and an applicable foreign country, reports the information in clause (i) to its local tax authority, which will exchange such information with the U.S. authorities. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will generally be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Non-U.S. Holders should consult their tax advisors regarding the possible implications of FATCA on their investment in our common stock.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, TAX ADVICE. THE FOREGOING SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSIDERATIONS APPLICABLE TO A PROSPECTIVE HOLDER OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, WHICH ANALYSIS MAY BE COMPLEX AND WILL DEPEND ON THE HOLDER’S SPECIFIC SITUATION. WE URGE PROSPECTIVE HOLDERS TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS APPLICABLE TO PROSPECTIVE HOLDERS OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

UNDERWRITING
General
BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives of the underwriters and joint book-running managers in connection with the offering. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement (the “underwriting agreement”), among the Issuer and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named below, each underwriter named below has, severally and not jointly, agreed to purchase, and the Issuer has agreed to sell to such underwriter, the number of shares set forth opposite such underwriter’s name below at the public offering price per share less the underwriting discount per share set forth on the cover page of this prospectus supplement (except for with respect to the 4,500,000 shares to be purchased by FNF, for which the underwriters will not be entitled to any underwriting discounts or other compensation).

Underwriter	Number of Shares
BofA Securities, Inc.	2,500,000
J.P. Morgan Securities LLC	2,500,000
Piper Sandler & Co.	1,000,000
Raymond James & Associates, Inc.	1,000,000
RBC Capital Markets, LLC	1,000,000
Total	8,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the shares of common stock are subject to approval of legal matters by counsel and to other conditions.
The underwriters have agreed to take and pay for all of the shares of common stock being offered if any of them are taken. However, the underwriters are not required to purchase any or all of the shares of common stock covered by the option to purchase additional shares of common stock described below.
The underwriters propose to offer 3,500,000 shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and will offer 4,500,000 shares to be sold to FNF at a price equal to the public offering price per share, less an amount equal to the underwriting discount per share set forth on the cover page of this prospectus supplement. The underwriters propose to offer the shares of common stock (except for shares to be sold to FNF) from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may effect such transactions by selling the shares of our common stock (except for the shares to be sold to FNF) to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers for whom they may act as agents or to whom they may sell as principal. The offering of the shares of our common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The representatives of the underwriters have advised us that the underwriters propose initially to offer the shares of our common stock to the public (excluding shares to be sold to FNF) at the public offering price per share set forth on the cover page of this prospectus supplement and to dealers at that price less a selling concession not in excess of $0.84 per share. After the initial offering, the public offering price, selling concession or any other term of the offering may be changed.
FNF has agreed to purchase 4,500,000 shares of common stock being offered hereby at the same price per share paid by the underwriters. The underwriters will not be entitled to any underwriting discounts or other compensation in respect of the shares of common stock purchased by FNF in this offering.
The Issuer’s out-of-pocket expenses of the offering, not including the underwriting discount, are estimated to be approximately $0.7 million.

The Issuer has agreed in the underwriting agreement to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make because of any of those liabilities.
Option to Purchase Additional Shares
The underwriters have an option to buy up to an additional 1,200,000 shares of common stock from the Issuer at the public offering price per share, less the underwriting discount per share. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which all shares are being offered.
The following table shows the public offering price, underwriting discount and proceeds to us before expenses. The information in the table assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Total Without Option	Total With Option
Public offering price(1)	$35.00	$273,700,000.00	$315,700,000.00
Underwriting discount(2)	$1.40	$4,900,000.00	$6,580,000.00
Proceeds to the Issuer before expenses	$33.60	$268,800,000.00	$309,120,000.00
__________________
(1)The total public offering price reflects the sale of (i) 3,500,000 shares of common stock to the public at the per share price of $35.00 (aggregating to a total price of $122.5 million in respect of such shares to be sold to the public) (or, if the underwriters fully exercise their option to purchase additional shares, 4,700,000 shares of common stock to the public at the same price per share (aggregating to a total price of $164.5 million in respect of such shares to be sold to the public)) and (ii) 4,500,000 shares of common stock to FNF at the per share price of $33.60 (aggregating to a total price of $151.2 million in respect of such shares to be sold to FNF). FNF will pay the same price per share as the underwriters in respect of the 4,500,000 shares of common stock being purchased by FNF.
(2)The underwriters will not be entitled to any underwriting discounts or other compensation in respect of the 4,500,000 shares of common stock being sold to FNF.
No Sale of Similar Securities
The Issuer has agreed that, for a period of 90 days after the date of this prospectus supplement, it will not (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Issuer’s common stock, any securities convertible into or exercisable or exchangeable for the Issuer’s common stock or other capital stock of the Issuer (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any shares of the Issuer’s common stock, any securities convertible into or exercisable or exchangeable for the Issuer’s common stock or other capital stock of the Issuer (whether any such agreement, arrangement or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of the Issuer’s common stock or other securities, in cash or otherwise), (iii) file, confidentially submit or cause to be filed or confidentially submitted any registration statement, including any amendments thereto, with respect to the registration under the Securities Act of any shares of the Issuer’s common stock, securities convertible into or exercisable or exchangeable for shares of the Issuer’s common stock or other capital stock of the Issuer or (iv) publicly announce the intention to do any of the foregoing, in each case without the prior written consent of BofA Securities, Inc. and J.P. Morgan Securities LLC.
The restrictions on the Issuer’s actions, as described above, do not apply to certain transactions, including (a) the issuance and sale of any shares of common stock in this offering, (b) any shares of the Issuer’s common stock issued upon the exercise of an option or warrant or the conversion of a security or the settlement of RSUs (including net settlement), in each case outstanding on the date of this prospectus supplement and disclosed herein, (c) any securities of the Issuer issued or options to purchase securities of the Issuer granted pursuant to existing employee benefit plans of the Issuer disclosed herein, (d) any shares of the Issuer’s common stock, restricted stock or RSUs issued pursuant to any non-employee director stock plan or dividend reinvestment plan disclosed herein or (e) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect as of the closing date of this offering and disclosed herein.
FNF and the Issuer’s directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 90 days after the date of this prospectus supplement (such period, the “lock-up period”), may not, without the prior written consent of BofA Securities, Inc. and J.P. Morgan Securities LLC, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Issuer’s common stock, any securities convertible into or exercisable or exchangeable for Issuer’s common stock or other capital stock of the Issuer (whether owned as of the date of this prospectus supplement or acquired later by the applicable lock-up party or for which the applicable lock-up party later acquires the power of disposition) (including, without limitation, shares of the Issuer’s common stock or such other securities which may be deemed to be beneficially owned by the applicable lock-up party in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “lock-up securities”), (ii) enter into any hedging, swap, loan or other agreement, arrangement or any transaction (including any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the lock-up securities (whether any such agreement, arrangement or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of the Issuer’s common stock or other securities, in cash or otherwise), (iii) make any demand for or exercise any right with respect to the registration of any of the lock-up securities under the Securities Act, or file, cause to be filed or cause to be confidentially submitted any registration statement, including any amendments thereto, with respect to the registration of any lock-up securities under the Securities Act, or (iv) publicly announce the intention to do any of the foregoing.
The lock-up restrictions described in the immediately preceding paragraph are subject to certain exceptions including, without limitation: (i) transfers as a bona fide gift or gifts or a charitable contribution or contributions, or for bona fide estate planning purposes (ii) transfers by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the applicable lock-up party, or by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (iii) transfers to a corporation, partnership, limited liability company or other entity of which the applicable lock-up party or the immediate family of such lock-up party are the legal and beneficial owner of all the outstanding equity securities or similar interests, (iv) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of such lock-up party (or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such lock-up party or affiliates thereof), or as part of a distribution to limited partners, limited liability company members or stockholders of such lock-up party or holders of similar equity interests in such lock-up party, (v) transfers to the Issuer or in the event of death, disability or termination of employment of the applicable lock-up party, (vi) sales by the Issuer’s directors in the open market to satisfy tax payments or similar obligations after the closing of this offering in an aggregate amount for all directors does not exceed 100,000 shares of common stock and (vii) sales of shares of the Issuer’s common stock acquired in the open market after the closing of this offering.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than the underwriters are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. The underwriters may close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales the underwriters may be required to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
Listing
Our common stock is listed on the NYSE under the symbol “FG.”
Certain Relationships
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates may from time to time have provided, and may provide in the future, certain investment banking, commercial banking and other financial services to the Issuer and its subsidiaries in the ordinary course of their business for which they may have received and may in the future receive customary fees and commissions. In particular, the underwriters and/or their affiliates are lenders and/or agents under the Credit Agreement.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Issuer or its affiliates. If any of the underwriters or their respective affiliates have a lending relationship with the Issuer, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to the Issuer consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in the Issuer’s securities, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
The shares of common stock are offered for sale in those jurisdictions in the United States and elsewhere where it is lawful to make such offers. The shares of common stock will not be offered, sold or delivered directly or indirectly, nor will this prospectus supplement or any other offering materials relating to the shares of common stock be distributed, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Issuer except as set forth in the underwriting agreement.

Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), each underwriter has represented and agreed that no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter or underwriters nominated by us for any such offer; or
(c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided, that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
We, the underwriters and our affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the UK
In relation to the United Kingdom (“UK”), each underwriter has represented and agreed that no shares of common stock have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
(a)to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;
(b)to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the UK, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or
(c)in other circumstances falling within section 86 of the FSMA, provided, that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
We, the underwriters, and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended), and the expression “FSMA” means the Financial Services and Markets Act 2000 (as amended).
In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering. This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any shares of common stock may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Canada
The shares of common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument

31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided, that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering.
Notice to Prospective Investors in Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than: (i) in circumstances that do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”); (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder; or (iii) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase, of the shares of common stock may not be issued, circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person that is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, then securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA, except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person pursuant to an offer that is made on terms that such securities of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further, for corporations, in accordance with the conditions specified in Section 275 of the SFA; (y) where no consideration is given for the transfer; or (z) where the transfer is by operation of law.
Singapore Securities and Futures Act Product Classification: Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA), that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendation on Investment Products).
Notice to Prospective Investors in Japan
The shares of common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). Accordingly, none of the shares of common stock or any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the shares of common stock. The shares of common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares of common stock constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of common stock may only be made to persons (such persons, the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document that complies with Chapter 6D of the Corporations Act.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an “Exempt Offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

LEGAL MATTERS
Certain legal matters relating to this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, as United States counsel. Certain legal matters will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP.
EXPERTS
The consolidated financial statements of F&G Annuities & Life, Inc. and subsidiaries appearing in F&G Annuities & Life, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus
F&G Annuities & Life, Inc.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Purchase Units
and
Guarantees

We may offer, issue and sell, together or separately, from time to time:
•shares of our common stock;
•shares of our preferred stock, which may be issued in one or more series;
•depositary shares;
•debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;
•guarantees of the debt securities;
•warrants to purchase shares of our common stock or shares of our preferred stock;
•subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities;
•purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities; and
•purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.
In addition, selling stockholders may offer and sell, from time to time, these securities on terms described in a prospectus supplement.
This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Investing in the offered securities involves a number of risks. See “Risk Factors” beginning on page 6 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 and in other documents that we subsequently file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference into this prospectus.
Our common stock is listed on the New York Stock Exchange under the trading symbol “FG.” Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.
Neither the SEC nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may offer and sell, from time to time, the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering and the offered securities. The prospectus supplement may also add, update, change or supersede information contained in this prospectus. If information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.
You should carefully read this prospectus, any prospectus supplement, any free writing prospectus prepared by or on behalf of us and the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
Unless otherwise stated or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” or “our” are to F&G Annuities & Life, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto are available to the public on the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at https://www.fglife.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.
Information that we file later with the SEC will automatically update and supersede information in this prospectus or in any documents previously incorporated by reference. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in any documents previously incorporated by reference, have been modified or superseded. See “Incorporation by reference.”
Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
In addition, we will make the information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not a part of this prospectus.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information that we incorporate by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024, as amended and supplemented by our Form 10-K/A filed with the SEC on April 26, 2024;
•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 10, 2024;
•our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 7, 2024;
•our Current Reports on Form 8-K filed with the SEC on, January 16, 2024, February 16, 2024, May 13, 2024, May 21, 2024, June 4, 2024 and July 17, 2024;
•the description of our common stock contained in our information statement filed as Exhibit 99.1 to Amendment No. 3 to our Registration Statement on Form 10 filed with the SEC on November 10, 2022, under the heading “Description of Capital Stock,” including any amendment or report filed for purposes of updating such description, including the description of our common stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024; and
•all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date hereof and before the date the offering of securities by means of this prospectus is terminated or completed.
We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Reports on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.
Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to Investor Relations, F&G Annuities & Life, Inc., 801 Grand Avenue, Suite 2600, Des Moines, Iowa 50309, Telephone: (515) 330-3307, Email: investor.relations@fglife.com.
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at https://www.fglife.com. The information on our website is not part of this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, contains information that includes or is based on “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to enhance the reader’s ability to assess our future financial and business performance.
Some of the forward-looking statements can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. However, not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not related to present facts or current conditions or that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our consolidated results of operations, financial condition, liquidity, prospects and growth strategies and the industries in which we operate and including, without limitation, statements relating to our future performance.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which are beyond our control. We caution you that forward-looking statements are not guarantees of future performance and that our actual consolidated results of operations, financial condition and liquidity, and industry developments may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our consolidated results of operations, financial condition and liquidity, and industry developments are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. These forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise. A number of important factors could cause actual results to differ materially from those contained in or implied by the forward-looking statements, including the risks and uncertainties discussed in the “Risk Factors” and “Statement Regarding Forward-Looking Information” sections in our Annual Report on Form 10-K for the year ended December 31, 2023 and in any other documents that are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information about how to obtain copies of those documents.

OUR COMPANY
Founded in 1959, we are a leading provider of insurance solutions serving retail annuity and life customers as well as institutional clients. Our mission is to help people turn their aspirations into reality.
Through our insurance subsidiaries, including Fidelity & Guaranty Life Insurance Company and Fidelity & Guaranty Life Insurance Company of New York, we market a broad portfolio of annuities, including fixed indexed annuities and multi-year guarantee annuities, pension risk transfer solutions, as well as indexed universal life insurance and institutional funding agreements.
Our principal executive office is located at 801 Grand Avenue, Suite 2600, Des Moines, Iowa 50309, and our telephone number is (515) 330-3340.

RISK FACTORS
You should carefully consider the risks and uncertainties incorporated by reference herein, including the risks and uncertainties described under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, together with the other information included or incorporated by reference in this prospectus, before deciding to invest in our securities. The risks and uncertainties incorporated by reference herein are not the only ones facing us. There may be additional risks and uncertainties which we are currently unaware of or currently believe to be immaterial. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that any securities are sold by a selling securityholder.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our amended and restated certificate of incorporation, as supplemented by the certificate of designations thereto (the “Charter”), and our amended and restated bylaws (the “Bylaws”). The following description is intended as a summary only and is qualified in its entirety by reference to our Charter and Bylaws, which are filed with the SEC and are exhibits to the registration statement of which this prospectus is a part, and to the Delaware General Corporation Law (the “DGCL”).
General
Our authorized capital stock consists of:
•500,000,000 shares of common stock, par value $0.001 per share; and
•25,000,000 shares of preferred stock, par value $0.001 per share.
As of July 31, 2024, there were:
•126,098,548 shares of common stock issued and outstanding; and
•5,000,000 shares of preferred stock issued and outstanding.
Common Stock
We have one class of common stock. All holders of our common stock are entitled to the same rights and privileges, as described below:
Voting Rights
The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock will vote on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law.
Dividend Rights
Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.
Rights upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of common stock are entitled to share ratably in proportion to the number of shares held by each such holder, in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock, then outstanding, if any.
Other Rights
The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock that we may issue in the future.
Preferred Stock
Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences and limitations thereof, including dividend rights, conversion rights, voting rights, terms of redemption, specification of par value, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. As of the date of this prospectus, we have 5,000,000 shares of 6.875% Series A Mandatory Convertible Preferred Stock, liquidation preference of $50.00 per share (the “Mandatory Convertible Preferred Stock”), outstanding.
Mandatory Convertible Preferred Stock
Subject to certain exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution will be declared or paid on shares of our common stock, or any other class or series of stock ranking junior to the Mandatory Convertible Preferred Stock, and no common stock or any other class or series of stock ranking junior to or on parity with the Mandatory Convertible Preferred Stock will be purchased, redeemed, or otherwise acquired for consideration by us or any of our subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in cash, shares of common stock or a combination thereof, or a sufficient sum of cash or number of shares of common stock has been set aside for the payment of such dividends, on all outstanding shares of Mandatory Convertible Preferred Stock. In addition, when dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any dividend payment date (or, in the case of any parity stock having dividend payment dates different from such dividend payment dates, on a dividend payment date falling within a regular dividend period related to such dividend payment date), or (ii) have been declared but a sum of cash or number of shares of common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable regular record date, no dividends may be declared or paid on any parity stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such shares of parity stock shall be allocated pro rata among the holders of the shares of Mandatory Convertible Preferred Stock and the holders of any shares of parity stock then outstanding.
Unless converted earlier in accordance with the terms of the certificate of designations, each share of the Mandatory Convertible Preferred Stock will automatically convert on the mandatory conversion date, which is expected to be January 15, 2027, into between 0.9456 shares and 1.1111 shares of common stock, in each case, subject to customary anti-dilution adjustments described in the certificate of designations. The number of shares of common stock issuable upon conversion will be determined based on the average volume weighted average price per share of common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately prior to January 15, 2027.
Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee thereof, at an annual rate of 6.875% on the liquidation preference of $50.00 per share of Mandatory Convertible Preferred Stock, and may be paid in cash or, subject to certain limitations, in shares of common stock or, subject to certain limitations, any combination of cash and shares of common stock. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on January 15, April 15, July 15 and October 15 of each year to, and including, January 15, 2027, commencing on April 15, 2024. With respect to any decision to declare or pay dividends, the board of directors or an authorized committee thereof, as the case may be, shall be required to act in accordance with the recommendation of a committee (whether or not formally constituted) consisting of all of the independent and disinterested directors at any time sitting on the board of directors.
Holders of the Mandatory Convertible Preferred Stock will have the option to convert all or any portion of their shares of Mandatory Convertible Preferred Stock at any time prior to the mandatory conversion date. Early conversions that are not made in connection with a Fundamental Change (as defined in the certificate of designations) will be settled at the minimum conversion rate of 0.9456 shares of common stock per share of the Mandatory Convertible Preferred Stock (subject to anti-dilution adjustments). In addition, the conversion rate applicable to any such early conversion may in certain circumstances be increased to compensate holders of the Mandatory Convertible Preferred Stock for certain unpaid accumulated dividends.

If a Fundamental Change (as defined in the certificate of designations) occurs on or prior to January 15, 2027, then holders of the Mandatory Convertible Preferred Stock will be entitled to convert all or any portion of their Mandatory Convertible Preferred Stock at the Fundamental Change Conversion Rate (as defined in the certificate of designations) for a specified period of time and to also receive an amount to compensate them for certain unpaid accumulated dividends and any remaining future scheduled dividend payments.
The Mandatory Convertible Preferred Stock will not be subject to redemption at our option.
Upon our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $50.00 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution, to be paid out of our assets legally available for distribution to its stockholders after satisfaction of debt and other liabilities owed to our creditors and holders of shares of its stock ranking senior to the Mandatory Convertible Preferred Stock and before any payment or distribution is made to holders of any stock ranking junior to the Mandatory Convertible Preferred Stock, including, without limitation, common stock.
Anti-Takeover Effects of Certain Provisions of Our Charter and Our Bylaws
Our Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, such provisions also give our board of directors the power to discourage acquisitions that some stockholders may favor.
Classified Board of Directors and Related Provisions
Our Charter provides that our board of directors must be divided into three classes of directors (each class containing approximately one-third of the total number of directors) serving staggered three-year terms. As a result, approximately one-third of our board of directors is elected each year. This classified board provision prevents a third party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquiror obtains the controlling interest. The number of directors constituting our board of directors is determined from time to time by our board of directors. Our Charter also provides that, subject to any rights of any preferred stock then outstanding and so long as the classified board structure remains intact, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of our outstanding capital stock then entitled to vote for the election of directors, considered for this purpose as one class. In addition, our Charter provides that any vacancy on our board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office or by an affirmative vote of the sole remaining director. This provision, in conjunction with the provisions of our Charter authorizing our board of directors to fill vacancies on our board of directors, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.
Stockholder Action by Written Consent
Our Charter provides that, from and after the time that Fidelity National Financial, Inc. and its affiliates collectively own less than 50% of the shares of our outstanding capital stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any written consent in lieu of a meeting by such stockholders.
Special Meetings
Our Charter provides that, except as otherwise required by law or provided by resolutions adopted by our board of directors designating the rights, powers and preferences of any preferred stock, special meetings of our stockholders can only be called by a majority of our entire board of directors or our chairman, chief executive officer or president, as applicable. Stockholders may not call a special meeting or require that our board of directors call a special meeting of stockholders.
Requirements for Advance Notice of Stockholder Meetings, Nominations and Proposals
Our Bylaws provide that, if one of our stockholders desires to submit a proposal or nominate persons for election as directors at an annual stockholders’ meeting, the stockholder’s written notice must be received by us not less than 120 days prior to the anniversary date of the date of the proxy statement for the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder must be received by us not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made. The notice must describe the proposal or nomination and set forth the name and address of, and stock held of record and beneficially by, the stockholder. Notices of stockholder proposals or nominations must set forth the reasons for the proposal or nomination and any material interest of the stockholder in the proposal or nomination and a representation that the stockholder intends to appear in person or by proxy at the annual meeting. Director nomination notices must set forth the name and address of the nominee, arrangements between the stockholder and the nominee and other information required under Regulation 14A of the Exchange Act. The presiding officer of the meeting may refuse to acknowledge a proposal or nomination not made in compliance with the procedures contained in our Bylaws. The advance notice requirements regulating stockholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a stockholder proposal if the requisite procedures are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and preferred stock are available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including, without limitation, future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Anti-Takeover Statute
Our Charter does not state that we have elected not to be governed by Section 203 of the DGCL, and therefore, we are subject to Section 203 of the DGCL. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change of control attempts that are not approved by a company’s board of directors.
Limitations on Director and Officer Liability
Under the DGCL, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that they are or were our director, officer, employee or agent, or are or were serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided that such provision shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock), or (iv) for any transaction from which the director or officer derived an improper personal benefit. Our Charter contains the provisions permitted by Section 102(b)(7) of the DGCL.
Amendment to Charter and Bylaws
Our Charter and Bylaws provide that, in addition to any affirmative vote of the holders of any series of preferred stock required by law, by the certificate of incorporation or by resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of such preferred stock, (i) the provisions of our Charter may be adopted, amended or repealed as provided by applicable law, and (ii) the provisions of our Bylaws may be adopted, amended or repealed if approved by a majority of our board of directors then in office or by holders of the common stock in accordance with applicable law and the Charter.
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company. Its address is 17 Battery Place, 8th Floor, New York, New York 10004, and its telephone number is (212) 509-4000.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information” and “Incorporation by Reference.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed, or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock
Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. The debt securities may be guaranteed by several of our subsidiaries, including the entities listed as co-registrants in this registration statement.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under the indenture, dated as of January 13, 2023, among us, the guarantors from time to time party thereto and Citibank, N.A., as trustee (as has been and as may be further supplemented from time to time, for purposes of this section entitled “Description of Debt Securities and Guarantees,” the “indenture”), which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (the “TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities and guarantees. These terms may include, among others, the following:
•the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;
•any applicable subordination provisions for any subordinated debt securities;
•the maturity date(s) or method for determining same;
•the interest rate(s) or the method for determining same;
•the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;
•whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•redemption or early repayment provisions;
•authorized denominations;
•if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•the form or forms of the debt securities of the series, including such legends as may be required by applicable law;
•whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;
•whether the debt securities are secured and the terms of such security;
•the amount of discount or premium, if any, with which the debt securities will be issued;
•any covenants applicable to the particular debt securities being issued;

•any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•the guarantors of each series, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees);
•the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;
•the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;
•our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•any restriction or conditions on the transferability of the debt securities;
•provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and
•any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).
General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless the applicable prospectus supplement provides otherwise. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•the offering price;
•the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;
•the number of warrants offered;
•the exercise price and the amount of securities you will receive upon exercise;
•the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
•the rights, if any, we have to redeem the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•the name of the warrant agent; and
•any other material terms of the warrants.
After warrants expire, they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation by Reference.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights, which may be issued under one or more subscription rights certificates and/or pursuant to one or more subscription rights agreements, to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
•the price, if any, for the subscription rights;
•the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;
•the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;
•the extent to which the subscription rights are transferable;
•any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” and “Incorporation by Reference.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information” and “Incorporation by Reference.” We urge you to read the applicable purchase contract agreement or the applicable purchase unit agreement and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:
•to underwriters for resale to purchasers;
•directly to purchasers;
•through agents or dealers to purchasers; or
•through a combination of any of these methods.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement. The prospectus supplement will include the following information, if applicable:
•the terms of the offering;
•the names of any underwriters, dealers or agents;
•the name or names of any managing underwriter or underwriters;
•the purchase price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any offering price to the public;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any commissions paid to agents.
Electronic auctions
We and any selling securityholders may also make sales through the Internet or through other electronic means. Since we and the selling securityholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, as United States counsel, and ASW Law Limited, as Bermuda counsel, will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
The consolidated financial statements of F&G Annuities & Life, Inc. and subsidiaries appearing in F&G Annuities & Life, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.